United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 27, 2017

Pinnacle Financial Partners, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 150 3rd Avenue South, Suite 900
Nashville, TN 37201
 (Address of principal executive offices)
(615) 744-3700
 (Registrant's telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 27, 2017, Pinnacle Financial Partners, Inc. (the "Company") completed the issuance and sale of 3,220,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company, pursuant to an Underwriting Agreement (the "Underwriting Agreement"), dated January 23, 2017, between the Company and J.P. Morgan Securities LLC, as the underwriter (the "Underwriter"), including 420,000 shares of Common Stock sold pursuant to the Underwriter's option set forth in the Underwriting Agreement. The net proceeds of the offering, after deducting the underwriting discount and estimated offering expenses, were approximately $191.2 million.
The sale of the shares of Common Stock was made pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-215654). In connection with this offering, the legal opinion as to the legality of the Common Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
5.1	Opinion of Bass, Berry & Sims PLC relating to the legality of the Common Stock.
23.1	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and Chief Financial Officer

Date:  January 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bass, Berry & Sims PLC relating to the legality of the Common Stock.
23.1	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.1).